UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri (Address of interim executive offices)	63043 (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Credit Facility
On October 6, 2014, we amended our Credit Facility to permit us to request from time to time an increase in the commitments by an amount after the date of the amendment not exceeding $485,000,000.  We have since requested an increase in the commitments thereunder in the amount of $40,000,000, which has been approved. The total Aggregate Commitment under the Credit Agreement as of the date of this filing is $355,000,000, with future increases of up to $445,000,000. The total Aggregate Commitment and possible increases from time to time is $800,000,000.
In addition, the amendment to the Credit Facility will permit investments in (i) a subsidiary of the company formed for the purpose of owning subsidiaries that own and operate Alternative Fuel Energy Systems (as defined in the Credit Facility) and (ii) wind, biomass, natural gas, hydroelectric, geothermal or other clean energy generation installations or hybrid energy generation installations.
The Credit Facility was originally entered into on February 28, 2014, with the lenders identified therein, Wells Fargo Bank, National Association, as administrative agent, Goldman Sachs Bank USA and Deutsche Bank Securities Inc., as joint lead arrangers and joint syndication agents, and Goldman Sachs Bank USA, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and Macquarie Capital (USA) Inc., as joint bookrunners (the “Credit Facility”), and was amended on May 27, 2014 and June 4, 2014. Details regarding the October 6, 2014 Credit Facility amendment will be filed with our third quarter Form 10-Q, which is anticipated to be filed in November 2014.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	October 10, 2014	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary